NUMBER                                                                     UNITS

U-

     SEE REVERSE FOR
   CERTAIN DEFINITIONS

                     KEY HOSPITALITY ACQUISITION CORPORATION

                                                            CUSIP ______________

                               UNITS CONSISTING OF
                          ONE SHARE OF COMMON STOCK AND
                ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                       is the owner of
                                                                          Units.

Each Unit (collectively, the "Units") consists of one (1) share of common stock, par value $.001 per share ("Common Stock"), of Key Hospitality Acquisition Corporation, a Delaware corporation (the "Company"), and one warrant (collectively, the "Warrants"). Each Warrant entitles the holder to purchase one
(1) share of Common Stock for $6.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) , 2006 or (ii) the earlier of the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination or the distribution of funds held by that certain trust account for the benefit of the Company's public stockholders, and will expire unless exercised before 5:00 p.m., New York City Time, on , 2009, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to , 2005, subject to earlier separation in the discretion of Maxim Group LLC. The terms of the Warrants are governed by a Warrant Agreement, dated as of , 2005, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.


By                   Key Hospitality Acquisition Corporation

                                    CORPORATE
                                    DELAWARE
--------------------------            SEAL          ----------------------------
  Chairman of the Board               2005                   Secretary



                     Key Hospitality Acquisition Corporation

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -    as tenants in common                           UNIF GIFT MIN ACT -            Custodian
TEN ENT -    as tenants by the entireties                                   (Cust)            (Minor)
JT TEN -     as joint tenants with right of survivorship    under Uniform Gifts to Minors Act
             and not as tenants in common
                                                                                  ----------------------
                                                                                          (State)


Additional Abbreviations may also be used though not in the above list.

For value received,                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


                                                                           Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _____________________


                            ----------------------------------------------------
                            Notice: The signature to this assignment must
                                    correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:


----------------------------------------------------------------------------
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).